Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	Robert F. Mangano
President and Chief Executive Officer
1ST Constitution Bancorp
(609) 655-4500

1st CONSTITUTION BANCORP RECEIVES REGULATORY APPROVAL OF THE PROPOSED MERGER WITH RUMSON-FAIR HAVEN BANK AND TRUST COMPANY

CRANBURY, N.J. – December 12, 2013 – 1ST Constitution Bancorp (Nasdaq:FCCY) (“1ST Constitution”), parent company of 1ST Constitution Bank, announced that it has received approval from the State of New Jersey, Department of Banking and Insurance, and the Federal Deposit Insurance Corporation of the proposed merger with Rumson-Fair Haven Bank and Trust Company (OTBB:RFHB) (“Rumson”).  The merger is subject to a number of conditions including the approval by the Rumson shareholders, at a Shareholders Meeting scheduled to be held on January 22, 2014.  The closing of the transaction is anticipated to take place during the first quarter of 2014.

About 1st Constitution
1st Constitution Bancorp, through its primary subsidiary, 1st Constitution Bank, operates fourteen branch banking offices in Cranbury (2), Fort Lee, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Rocky Hill, West Windsor, and Princeton, New Jersey.  1st Constitution Bancorp is traded on the Nasdaq Global Market under the trading symbol “FCCY” and can be accessed through the Internet at www.1stconstitution.com.

About Rumson
Rumson is a New Jersey state-chartered bank with five offices: Rumson’s principal office is located at 20 Bingham Avenue, Rumson, New Jersey, with branches located at 636 River Road, Fair Haven, 500 Broad Street, Shrewsbury, 251 East Main Street, Oceanport and 511 Cookman Avenue, Asbury Park, New Jersey.  Please visit Rumson’s website at www.rfhbank.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements.  When used in this and in future press releases by 1st Constitution, in 1st Constitution’s filings with the Commission and in oral statements made with the approval of an authorized executive officer of  1st Constitution, the words or phrases “will,” “will likely result,” “could,” “anticipates,” “believes,” “continues,” “expects,” “plans,” “will continue,” “is anticipated,” “estimated,” “project” or “outlook” or similar expressions (including confirmations by an authorized executive officer of 1st Constitution of any such expressions made by a third party with respect to 1st Constitution) are intended to identify forward-looking statements.  1st Constitution wishes to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.

Factors that may cause actual results to differ from those results expressed or implied, include, but are not limited to, those listed under “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in 1st Constitution’s Annual Report on Form 10-K filed with the Commission on March 22, 2013, such as the overall economy and the interest rate environment; the ability of customers to repay their obligations; the adequacy of the allowance for loan losses; competition; significant changes in accounting, tax or regulatory practices and requirements; certain interest rate risks; risks associated with investments in mortgage-backed securities; and risks associated with speculative construction lending. Although management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on profitability.  Other factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the proposed merger or to satisfy other conditions to the proposed merger on the proposed terms and within the proposed timeframe including, without limitation, the inability to realize expected cost savings and synergies from the proposed merger in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; and the inability to retain Rumson’s customers and employees; and an increase in the share price of 1st Constitution’s common stock from the date of the Merger Agreement until the closing of the proposed merger which, as a result of the fixed exchange ratio, will result in an increase in the cost of the proposed merger to 1st Constitution.  1st Constitution undertakes no obligation to publicly revise any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements, except as required by law.